Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Lakeland Industries, Inc. of our reports dated April 16, 2026, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Lakeland Industries, Inc. appearing in the Annual Report on Form 10-K of Lakeland Industries, Inc. for the year ended January 31, 2026.

/s/ RSM US LLP

Fort Lauderdale, Florida

June 16, 2026